Exhibit 10.4

TRADEMARK LICENSE AGREEMENT
(VAPOR®)
AMONG
NIKE, INC.,
NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
April 16, 2008

Exhibit 10.4

Table of Contents
1.DEFINITIONS    1
2.LICENSE GRANT    4
3.RESTRICTION ON MANUFACTURING OR OTHER RELATIONSHIPS WITH COMPETITORS    6
4.RECOGNITION OF OWNERSHIP AND TRADEMARK USE    6
5.QUALITY STANDARDS AND INSPECTION    7
6.PROTECTION OF THE LICENSED MARK    8
7.TERM AND TERMINATION    9
8.REPRESENTATIONS, WARRANTIES AND COVENANTS    10
9.INDEMNIFICATION    10
10.CONFIDENTIALITY; PUBLICITY    11
11.MISCELLANEOUS    12

EXHIBIT A    HOCKEY AND SKATING INDICIA
EXHIBIT B    NIKE COMPETITORS
EXHIBIT C    SHOWER SANDALS
EXHIBIT D    BUYER’S CURRENT BUSINESS RELATIONSHIPS
EXHIBIT E    ADVERTISING MATERIALS

Exhibit 10.4

TRADEMARK LICENSE AGREEMENT
(VAPOR®)
This TRADEMARK LICENSE AGREEMENT (this “Agreement”), effective as of April __, 2008 (the “Agreement Effective Date”), is among NIKE, Inc., an Oregon corporation (“NIKE, Inc.”), NIKE International Limited, a corporation organized under the laws of Bermuda (“NIL”), NIKE Bauer Hockey Corp., a Nova Scotia unlimited company (“Licensee”), and, solely for the purposes of Section 3, Buyer (as defined below).
RECITALS

A.
NIKE, Inc. and NIL (collectively, “NIKE”) and their Affiliates are designers, marketers and distributors of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities.

B.	NIKE, Inc. is the direct or indirect owner of all of the outstanding capital stock of each of Licensee and NIKE Bauer Hockey U.S.A., Inc., a Vermont corporation (“NBH USA”).

C.
KBAU Acquisition Canada, Inc., a corporation existing under the laws of Canada (“Canadian Buyer”) will acquire all of the outstanding capital stock of Licensee, pursuant to that certain Canadian Stock Purchase Agreement dated on or about February 20, 2008 (the “Canada Stock Purchase Agreement”), and KBAU Holdings US, Inc., a Delaware corporation (“U.S. Buyer,” and, together with Canadian Buyer, “Buyer”) will acquire all of the outstanding capital stock of NBH USA, pursuant to that certain Stock Purchase Agreement dated on or about February 20, 2008 (the “USA Stock Purchase Agreement”) (the Canada Stock Purchase Agreement and the USA Stock Purchase Agreement are, together, the “Purchase Agreements”).

D.
As an inducement for Buyer to enter into the Purchase Agreements and as a condition to the closing of the transactions contemplated by the Purchase Agreements, NIKE and Licensee are entering into this Agreement.

E.
NIKE and Licensee intend for this Agreement to be effective only upon the closing of the transactions contemplated by the Purchase Agreements. Concurrently with the execution of this Agreement, NIKE and Licensee are also entering into the following agreements: (i) Trademark Coexistence Agreement (SUPREME); and (ii) Trademark License Agreement (NIKE, AIR, DRI-FIT, iD, “swoosh”), which along with this Agreement, constitute the “Trademark Agreements.”

F.
Licensee and its Affiliates are in the business of designing, developing, manufacturing, producing, assembling, marketing, promoting, distributing, offering to sell, selling and supporting Hockey and Skating (as defined below) apparel, accessories and equipment, and providing services related to the foregoing (the “Business”).

G.
NIKE and/or its Affiliates are the owners of all worldwide right, title and interest in and to the Licensed Mark (as defined below). NIKE and Licensee wish to enter into a license agreement to provide Licensee certain trademark rights necessary to conduct the Business.

AGREEMENT

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

1.	DEFINITIONS.
Unless otherwise defined in this Agreement, terms that are capitalized in this Agreement will be defined as set forth below:

1.1.
“Advertising Materials” means all sales materials, merchandising materials, communication materials, labels, hang tags, displays (including trade booth displays and materials, and shelving and other fixtures), point of purchase items, posters, signs and other point-of-sale graphics, scripts, video tapes, drawings, pictures, designs, music, mockups, layouts, catalogs, collateral and other elements, forms and aspects of advertisements, marketing and promotional materials or signage relating to the Licensed Products (as defined below) and used, proposed to be used or directed by or on behalf of Licensee, in any media now known or hereafter developed. Any reference to marketing or promotion in connection with the Licensed Products or Licensee in this Agreement will be deemed to include marketing and promotion through the use of Advertising Materials.

1.2.	“Affiliate” of a Person means another Person that, directly or indirectly, controls, is controlled by or is under common control with the Person in question.

1.3.	“Business Day” means every day other than a Saturday or Sunday or other day upon which banks in New York, New York are authorized or required by law to close.

1.4.
“Claim” means all claims, demands, actions, causes of action, proceedings (including proceedings under the U.S. Bankruptcy Code or any similar foreign debtor relief law), judgments, appeals and other post-judgment proceedings, settlements, liabilities, obligations, losses, damages, expenses, costs and fees (including reasonable attorneys’ fees, regardless of whether a proceeding is brought), whether arising under contract, tort (including negligence), strict liability, a statute or any other theory.

1.5.	“Commence” has the meaning ascribed to such term in Section 6.2.

1.6.	“Commencing Party” has the meaning ascribed to such term in Section 6.4.

1.7.
“Confidential Information” means all information relating to Discloser’s or its Affiliates’ business, regardless of the medium on which the information is stored, recorded, conveyed or communicated, and whether or not specifically identified as “Confidential” or “Proprietary,” including: (a) cost, pricing, profit, production and other accounting, economic and financial data; (b) technical drawings, product designs, artistic and scientific data, product specifications and manufacturing know-how; (c) ideas for research and development; (d) source code and other computer software (including software that is proprietary to third parties); (e) results, records, text, samples, photographs, graphic representations and audiovisual works; (f) information that Discloser must keep confidential as a result of obligations to third parties; (g) inventions, whether or not patentable; (h) the identity of Discloser’s customers and suppliers; (i) personnel and human resources data, files and other information about employees; (j) business and marketing plans, strategies, policy statements and forecasts; (k) information to which Recipient has access while on Discloser’s business premises; (l) customized goods or services to be furnished by Recipient under an agreement with Discloser; (m) trade secrets; and (n) summaries, excerpts, compilations and notes prepared by Recipient or others related to any of the preceding.

1.8.	“Core Jurisdiction” means Austria, Canada, Czech Republic, England, Finland, France, Germany, Japan, Latvia, Norway, Russia, Slovakia, Sweden, Switzerland, and the United States.

1.9.	“Creditor” means any creditor, lender or debt provider of Licensee or Buyer.

1.10.	“Discloser” has the meaning ascribed to such term in Section 10.1.

1.11.	“Distribution Jurisdiction” means Australia, China, Denmark, Hungary, Italy, Netherlands and South Korea.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

1.12.
“Facility” means any factory, plant, or other facility in which any Licensed Product, or component thereof, is manufactured or modified, whether or not owned by Licensee or its Affiliates; provided, however, that warehouses and distribution centers will not be considered Facilities, if Licensed Products, or components thereof, are not also manufactured or modified at such warehouses or distribution centers.

1.13.	“Hockey” means ice hockey, roller hockey and street hockey.

1.14.
“Hockey and Skating Indicia” means words (such as “BAUER”, “HOCKEY” or “SKATING”), graphics, indicia or designs signifying Hockey or Skating (including those words, graphics, indicia and designs set forth on Exhibit A as used by the Licensee as of the Agreement Effective Date), in each case, as used alone or in combination with any other Hockey and Skating Indicia; provided, however, that “Hockey and Skating Indicia” does not include trademarks, logos, trade names or other designations owned by a NIKE Competitor.

1.15.	“Indemnitor” has the meaning ascribed to such term in Section 9.3.

1.16.	“Indemnitee” has the meaning ascribed to such term in Section 9.3.

1.17.	“Infringement” has the meaning ascribed to such term in Section 6.1.

1.18.	“Infringement Action” has the meaning ascribed to such term in Section 6.2.

1.19.
“Licensed Apparel” means (a) clothing articles specifically and primarily manufactured for, and intended for use by, Hockey or Skating participants during competition, training for competition or Hockey or Skating recreation; (b) accessories (including bags, backpacks and water bottles) that are marketed to, or appeal to, a Hockey or Skating athlete or fan; (c) Shower Sandals; and (d) leisurewear and casual wear specifically made for or appealing to a Hockey or Skating athlete or fan or bearing Hockey and Skating Indicia other than the Licensed Mark itself); provided, however, that “Licensed Apparel” does not include (i) footwear other than Shower Sandals or (ii) clothing articles or accessories specifically and primarily manufactured for participants in athletic activities other than Hockey or Skating. For the avoidance of doubt, bags, backpacks and water bottles will be deemed to be Licensed Apparel and not Licensed Equipment.

1.20.
“Licensed Equipment” means equipment (including skates for Hockey or Skating and protective Hockey pants and shells) and accessories (including laces and other accessories for skates for Hockey or Skating) specifically and primarily manufactured for Hockey or Skating participants during Hockey or Skating competitions, training or recreational play; provided, however, that “Licensed Equipment” does not include equipment specifically and primarily manufactured for participants in athletic activities other than Hockey or Skating. For the avoidance of doubt, skates for Hockey or Skating and protective Hockey pants and shells will be deemed to be Licensed Equipment and not Licensed Apparel.

1.21.	“Licensed Mark” means NIKE’s trademark “VAPOR®,” including all common law rights, all registrations and applications for registration in any jurisdiction throughout the world.

1.22.	“Licensed Products” means Licensed Apparel and Licensed Equipment that bear, or that upon completion will bear, the Licensed Mark, and services related to retail sales.

1.23.
“Licensee Change of Control” means, any (a) sale of all or substantially all of the ownership interests in, or all or substantially all of the assets of, Licensee or Parent (that relate to the Licensed Products and Advertising Materials of Licensee, in the case of Licensee), in a single transaction or series of transactions to one or more third parties, (b) any consolidation or merger of Licensee or Parent with or into any third party (that is not an Affiliate of Licensee or Parent) (whether or not Licensee or Parent is the surviving entity), or (c) any other corporate reorganization or single transaction or series of transactions in which an excess of fifty percent (50%) of Licensee’s

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

or Parent’s voting power or equity is transferred through a merger, consolidation, tender offer or similar transaction to one or more third parties (that is not an Affiliate of Licensee or Parent).

1.24.
“NIKE Change of Control” means any (a) sale of all or substantially all of the ownership interests in NIKE, or assets of NIKE, in a single transaction or series of transactions to one or more third parties, (b) any consolidation or merger of NIKE with or into any Person (that is not an Affiliate of NIKE), whether or not such Person is the surviving entity, or (c) any other corporate reorganization or single transaction or series of transactions in which an excess of fifty percent (50%) of NIKE’s voting power or equity is transferred through a merger, consolidation, tender offer or similar transaction to one or more third parties (that is not an Affiliate of NIKE).

1.25.
“NIKE Competitor” means, as of the date of any determination (including as of the date of Licensee’s attempted assignment of this Agreement), any Person that, alone and/or through its Affiliates: (a) offers (i) clothing articles specifically and primarily manufactured for training, competition, or recreation in one or more sports or athletic activities other than Hockey or Skating, and (ii) one or more of the following, in each case other than for Hockey or Skating: athletic footwear, athletic accessories, or athletic equipment; and (b) generates gross sales revenue solely from the sale of the products described in clause (a) in excess of US$250 million per year. Without limiting the foregoing, as of the Agreement Effective Date, the Parties agree that NIKE Competitors include those Persons set forth on Exhibit B hereto and their respective Affiliates; provided, however, that the Parties acknowledge that, as of a future date of determination (including as of the date of Licensee’s attempted assignment of this Agreement), the Persons set forth on Exhibit B may cease to be NIKE Competitors.

1.26.	“Parent” means each of KBAU Holdings Canada, Inc., KBAU Holdings Luxembourg S.à r.l. or KBAU Holdings CI Limited, as applicable.

1.27.	“Parties” means Licensee, NIKE, Inc. and NIL, and “Party” means any of them.

1.28.
“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, government authority or other entity.

1.29.	“Receiver” means any receiver, trustee, manager or other lawful successor or assign of Licensee or Licensee’s assets or business.

1.30.	“Recipient” has the meaning ascribed to such term in Section 10.1.

1.31.	“Recovery” has the meaning ascribed to such term in Section 6.2.

1.32.	“Representatives” means a Party’s Affiliates, directors, officers, employees, agents, lenders, stockholders, consultants, advisors and other representatives (including legal counsel and accountants).

1.33.	“Sandals Term” means the period of time commencing on the Agreement Effective Date and terminating on the second (2nd) anniversary of the Agreement Effective Date.

1.34.	“Shower Sandals” means open-toed, slip-on, waterproof footwear commonly referred to as “shower sandals,” whether or not used while showering, an example of which is set forth on Exhibit C.

1.35.	“Skating” means figure skating, inline skating and recreational ice skating.

1.36.	“Term” means the period of time during which this Agreement is in effect.

2.	LICENSE GRANT.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

2.1.
NIKE, and to the extent any Affiliate of NIKE owns any right, title or interest in and to the Licensed Mark, such Affiliates, hereby grant to Licensee an exclusive (even as to NIKE, except pursuant to Section 2.4), worldwide, royalty-free, perpetual (except for Shower Sandals, for which the term of the license granted pursuant to this Agreement will be the Sandals Term), limited license to use the Licensed Mark on or in connection with the manufacture, production, assembly, marketing, promotion, distribution, provision, offering to sell and sale of Licensed Products.

2.2.
Licensee will only use the Licensed Mark on Licensed Apparel and Advertising Materials for Licensed Apparel that prominently bear Hockey and Skating Indicia. Hockey and Skating Indicia must be displayed on Licensed Apparel in a manner that will allow both the Hockey and Skating Indicia and the Licensed Mark to reside on the same plane of the Licensed Apparel, such that a consumer looking at the Licensed Apparel from a front, back or side view would observe both the Hockey and Skating Indicia and the Licensed Mark (for example, on a t-shirt, the Hockey and Skating Indicia and the Licensed Mark must both reside on the front, the back or the same side of the t-shirt); provided, however, that in the event of an assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2, Hockey and Skating Indicia required to be prominently used on Licensed Apparel bearing the Licensed Mark and Advertising Materials for such Licensed Apparel pursuant to Section 1.9 and this Section 2.2 will, in addition to the foregoing requirements, be: (a) in the case of Licensed Apparel, (i) displayed no more than twelve (12) inches from the most prominent instance of the Licensed Mark on each plane, and (ii) at least one-half (1/2) the size of the largest instance of the Licensed Mark displayed on the same plane(s) of the Licensed Apparel as such Hockey and Skating Indicia; and (b) in the case of visual or printed Advertising Materials for Licensed Apparel, (i) displayed on the same plane or frame as each of the first instance and the largest instance of the Licensed Mark in the visual or printed Advertising Materials, and (ii) in each case, at least one-half (1/2) the size of the largest instance of the Licensed Mark appearing on such plane or frame. For the purpose of clarification, nothing in this Agreement will be deemed to prevent Licensee from using, on or in connection with any product or service during the Term or at any time thereafter, any graphic associated with the Licensed Mark (provided that such graphic does not contain the word “VAPOR”) or the letter “V” by itself, provided that such use does not violate Sections 4.3(a) or 4.3(b). Notwithstanding anything to the contrary in this Agreement, the Parties agree that Licensee will, within eighteen (18) months after the Agreement Effective Date, (x) discontinue the manufacture, production, assembly, marketing, promotion, distribution, provision, offering to sell, and sale of Licensed Apparel (other than Shower Sandals), and the use of Advertising Materials for Licensed Apparel (other than Shower Sandals), that are not in compliance with this Section 2.2; and (y) cause third parties to discontinue on its behalf the manufacture, production, and assembly of Licensed Apparel (other than Shower Sandals), and the use of Advertising Materials for Licensed Apparel (other than Shower Sandals), that are not in compliance with this Section 2.2. At the end of such eighteen (18) month period, Licensee will destroy or otherwise dispose of any remaining Licensed Apparel (other than Shower Sandals) and Advertising Materials for Licensed Apparel (other than Shower Sandals) that are not in compliance with this Section 2.2.

2.3.
Licensee has the right to sublicense its right to use the Licensed Mark to its Affiliates, to third parties and to any Receiver, and to delegate to and permit any Receiver to assume Licensee’s rights and obligations under this Agreement, in each case solely in connection with the manufacture, production, assembly, marketing, promotion, distribution, provision, offering to sell and sale of Licensed Products on behalf of Licensee or for the benefit of any Creditor in the realization of any security interest granted to such Creditor, whether in respect of Licensee’s right, title and interest under this Agreement or in respect of any Licensed Product or Advertising Materials; provided, however, that Licensee may not sublicense its rights pursuant to this Section 2.3 to any NIKE Competitor, except (a) to an Affiliate of Licensee constituting a NIKE Competitor which at the time such Person became an Affiliate of Licensee, such Person was not a NIKE Competitor, or (b) in the event of an assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2. Licensee (i) will be responsible for ensuring that its sublicensees’ use of the Licensed Mark complies with all the requirements and obligations of Licensee hereunder, and (ii) as between NIKE and Licensee, assumes all responsibility for any actions and omissions of any sublicensees relating to the use of the Licensed Mark and the manufacture, production, assembly, marketing, promotion, distribution, provision, offering to sell and sale of Licensed Products. Licensee’s rights and obligations under the license granted in Section 2.1 will not be assigned, delegated, sublicensed, or otherwise transferred in any way in whole or in part, except as provided in this Section 2.3 or in Section 11.2.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

2.4.
Nothing contained in this Agreement will in any way limit the right of NIKE or its Affiliates to (a) use the Licensed Mark on or in connection with products (including leisurewear, casual wear and accessories manufactured for or marketed to general athletic consumers, but excluding Licensed Products) or services which are manufactured by or for NIKE and/or any of its Affiliates and which are promoted, distributed, provided, marketed, advertised or sold anywhere in the world, or (b) license to others the right to do the same solely on behalf of NIKE; provided, however, that in consideration of the foregoing, neither NIKE nor its Affiliates will manufacture, produce, assemble, market, promote, distribute, provide, offer for sale or sell, or grant licenses to third parties to manufacture, produce, assemble, market, promote, distribute, provide, offer for sale or sell, Licensed Products under the Licensed Mark during the Term.

2.5.
Each Party will give the other Party prompt written notice upon becoming aware of any instances it reasonably believes may constitute confusion in the marketplace based on NIKE’s and Licensee’s respective uses of the Licensed Mark. In the event of actual confusion, the Parties will work together in good faith to limit such confusion.

2.6.
NIKE, Inc. and NIL are entering into this single license agreement for the convenience of the Parties. Although Licensee’s rights and obligations with respect to NIKE, Inc. and NIL are separate, wherever this Agreement creates rights in favor of, or obligations on the part of, “NIKE,” NIKE, Inc. and NIL will act jointly unless the context requires otherwise or unless NIKE, Inc. or NIL reasonably requests separate treatment, and Licensee will be entitled to treat them as a single entity when performing Licensee’s obligations or exercising Licensee’s rights. In no event will the licenses from NIKE under this Agreement reduce Licensee’s rights beyond what they would have been had NIKE, Inc. and NIL entered into separate license agreements with Licensee, except that if Licensee breaches this Agreement as to either NIKE, Inc. or NIL, Licensee will be deemed to have breached this Agreement as to both NIKE, Inc. and NIL collectively, and both NIKE, Inc. and NIL will be entitled to exercise their respective rights and remedies even if the breach related only to one of them provided, however, that in no event will there be any duplication of damages.

3.	RESTRICTION ON MANUFACTURING OR OTHER RELATIONSHIPS WITH COMPETITORS.
Buyer represents that, as of the date of this Agreement, it currently has no business relationships with any NIKE Competitors other than entities that design, manufacture, market or distribute products with the brand names listed on Exhibit D.

4.	RECOGNITION OF OWNERSHIP AND TRADEMARK USE.

4.1.
Licensee will use the Licensed Mark only to manufacture, produce, assemble, market, promote, distribute, provide, offer to sell and sell Licensed Products for the purposes set out in, and on the terms and conditions of, this Agreement, and for no other purpose.

4.2.
Licensee hereby acknowledges that, as between Licensee and NIKE and its Affiliates, the Licensed Mark, the registrations and applications for registration thereof, the distinctive features thereof and the goodwill attaching thereto are the exclusive property of NIKE and its Affiliates throughout the world, and that no rights, title or interest therein, except the limited license and rights set forth in Section 2, are transferred to Licensee by this Agreement and that any and all prior and future uses by Licensee of the Licensed Mark will inure to the sole benefit of NIKE.

4.3.
Licensee will not, at any time during the Term or following termination for any reason, (a) use any marks that would constitute an infringement of NIKE’s rights in the Licensed Mark; (b) use the Licensed Mark in any manner that may reflect adversely on the Licensed Mark, on the good name of NIKE, its Affiliates or any of their programs or policies; or (c) use the Licensed Mark on or in connection with any Licensed Products or Advertising Materials that also bear a trademark, logo, trade name, or other designation owned by a NIKE Competitor; provided, however, that in the event of an assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2, (i) such assignee will remain a NIKE Competitor for the purposes of the foregoing clause (c) with respect to the use of

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

the Licensed Mark on or in connection with any Licensed Products that also bear a trademark, logo, trade name, or other designation owned by a NIKE Competitor, including such assignee (other than any trademark, logo, trade name or other designation owned by Licensee or any of its Affiliates prior to, and assigned, transferred or licensed to such assignee in connection with, a Licensee Change of Control resulting in an assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2), and (ii) such assignee’s use of the Licensed Mark on or in connection with Advertising Materials will be subject to the terms and conditions set forth in Exhibit E, in addition to the applicable restrictions already imposed by Section 2.2. In no event will the foregoing clause (c) prohibit Licensee from sublicensing to unaffiliated Persons (that are not NIKE Competitors) the right to use the Licensed Mark solely in such unaffiliated Persons’ Advertising Materials to market and promote Licensed Products on behalf of Licensee, where such unaffiliated Persons' Advertising Materials may also display the marks of NIKE Competitors to market and promote products of such NIKE Competitors, including, by way of example, in any store catalogs or print advertisements marketing and promoting the Licensed Products and the products of a NIKE Competitor, provided that such Advertising Materials may not imply any co-branding or cooperative relationship among (i) Licensee and the Licensed Products, and (ii) NIKE Competitors and products sold by NIKE Competitors, except in the event of any assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2, and then only in accordance with the terms and conditions set forth in Exhibit E. Licensee will not directly or indirectly contest, or aid others in contesting, or do anything that might impair the validity of, the Licensed Mark or NIKE’s exclusive ownership of the Licensed Mark.

4.4.
Licensee will not at any time register or cause to be registered, in any country, state, or any other jurisdiction throughout the world: (a) the Licensed Mark; (b) any mark that contains the Licensed Mark; (c) any mark that would constitute an infringement of NIKE’s rights in the Licensed Mark; or (d) any mark that would constitute an infringement of NIKE’s rights in any other mark owned by NIKE and/or its Affiliates.

4.5.	Licensee will attach to the Licensed Products all such care and content labeling as is required by applicable federal, state and local law.

5.	QUALITY STANDARDS AND INSPECTION.

5.1.
Each Licensed Product, and all packaging therefor, will (a) materially comply with applicable laws, (b) be free from material defects, and (c) be of a quality consistent with other products manufactured by or for Licensee.

5.2.
Licensee will implement and maintain a monitoring and quality control system to ensure that the Licensed Products and their packaging comply with Licensee’s warranty in Section 5.1. The Parties agree that any monitoring and quality control system implemented and maintained by Licensee as of the Agreement Effective Date, will be deemed to comply with this Section 5.2.

5.3.
Upon NIKE’s request, upon at least ten (10) Business Days notice by NIKE to Licensee, and no more than once per year, Licensee will submit to NIKE (at NIKE’s cost) one (1) random sample each of three (3) Licensed Products (and their packaging) taken from regular production, and accompanying Advertising Materials, so that NIKE can evaluate the quality of the Licensed Products and Licensee’s use of the Licensed Mark on the Licensed Products, packaging and Advertising Materials.

5.4.	Licensee will comply, to the fullest extent possible, with any full or partial mandatory product recall required by applicable law that applies, in whole or in part, to the Licensed Products.

5.5.
Licensee will use commercially reasonable efforts to ensure that each Facility manufacturing or producing finished goods will at all times materially comply with all applicable laws. The Parties agree that all of the Facilities in use as of the Agreement Effective Date materially comply with the applicable laws.

5.6.
During the Term, an independent third-party inspector mutually agreed to by the Parties will have the right, during normal business hours, upon at least fifteen (15) days’ written notice and no more than twice per calendar year,

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

to inspect the Facilities manufacturing or producing finished goods in order to examine the quality of the Licensed Products in production, to determine whether or not the Licensed Mark is being used properly and to determine whether such Facility manufacturing or producing finished goods materially complies with all applicable laws. NIKE will ensure that any Person conducting such inspections will be bound by confidentiality agreements in form and substance satisfactory to Licensee.

5.7.
In the event NIKE determines that Licensee has materially violated the provisions of this Section 5, NIKE will notify Licensee, and Licensee will promptly cure, or take reasonable steps to cure, such violation. If Licensee is unable to cure the violation within a reasonable period of time, not to exceed sixty (60) days, authorized agents or employees of each Party will meet to discuss Licensee’s violation, and Licensee’s plans to cure such violation.

6.	PROTECTION OF THE LICENSED MARK.

6.1.
Licensee will give NIKE prompt written notice of any and all infringements, possible infringements, adverse uses, acts of unfair competition or uses by other Persons of marks which it reasonably believes may be confusingly similar to the Licensed Mark (each, an “Infringement”) of which Licensee has or acquires knowledge, together with all evidence in Licensee’s possession, custody or control or which is available to it of such Infringement.

6.2.
NIKE, at its own expense and in its absolute discretion, may commence, prosecute, undertake (including through a “cease and desist” letter), bring and/or settle on any terms not inconsistent with this Agreement (“Commence”) any trademark, unfair competition or related action or proceeding or assert any claim of infringement, unfair competition or any other action (each, an “Infringement Action”) relating to any Infringement of which Licensee gives NIKE prompt written notice. In such event, NIKE will retain any award, settlement, damages or recovery (“Recovery”) obtained from such Infringement Action, except to the extent that the Recovery is based in whole or in part on damages suffered by Licensee after the Agreement Effective Date, in which case the Recovery will be allocated as follows: (a) first, NIKE will recover its costs and expenses related to the Infringement Action and the portion of the Recovery that is based on damages suffered by NIKE prior to the Agreement Effective Date; (b) second, if any portion of the Recovery remains after the allocation described in (a), Licensee will recover such portion of the Recovery that is based on damages suffered by Licensee after the Agreement Effective Date; and (c) third, if any portion of the Recovery remains after the allocations described in (a) and (b) above, then NIKE will recover such remaining portion. Licensee may be represented in such Infringement Action by attorneys of its own choice and at its own expense.

6.3.
In the event that NIKE does not undertake an Infringement Action within sixty (60) days after NIKE becomes aware of such Infringement through notice by Licensee, then Licensee will have the right, but not the obligation, to Commence an Infringement Action in its own name. Nothing in this Section 6.3 will prevent NIKE from Commencing its own action related to such Infringement at its own expense after such sixty (60) day deadline has expired. In the event Licensee Commences an Infringement Action in its own name and Licensee requires NIKE to join such Infringement Action or a court having jurisdiction over such Infringement Action orders that NIKE join such suit, NIKE will join as a party to such Infringement Action at Licensee’s expense. If Licensee elects to Commence an Infringement Action pursuant to this Section 6.3, (a) Licensee will be solely responsible for the expenses associated with such Infringement Action; and (b) NIKE may be represented in such Infringement Action by attorneys of its own choice and at its own expense (except as otherwise provided in this Section 6.3) with Licensee taking the lead in and controlling such Infringement Action. Licensee will be entitled to retain in full any Recovery on Infringement Actions pursued by it pursuant to this Section 6.3, except to the extent that the Recovery is based in whole or in part on damages suffered by NIKE prior to the Agreement Effective Date, in which case the Recovery will be allocated as follows: (x) first, Licensee will recover its costs and expenses related to the Infringement Action and the portion of the Recovery that is based on damages suffered by Licensee after the Agreement Effective Date; (y) second, if any portion of the Recovery remains after the allocation described in (x), NIKE will recover such portion of the Recovery that is based on damages suffered by NIKE prior to the Agreement Effective Date; and (z) third, if any portion of the Recovery remains after the allocations described in (x) and (y) above, then Licensee will recover such remaining portion.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

6.4.
Upon either Party’s reasonable written request in the event such Party (the “Commencing Party”) Commences an Infringement Action pursuant to this Section 6, the other Party will render to the Commencing Party all reasonable assistance as is reasonably requested in connection with any Infringement Action or other matter relating to protection or enforcement of the Licensed Mark before any court, administrative and/or quasi-judicial agencies, and will make available to the Commencing Party, its representatives, agents, private investigators and attorneys, all of the other Party’s records, files and other information reasonably required to assist the Commencing Party with such Infringement Action; provided, however, that in no event will the disclosing Party be required to provide or make available such records, files or other information that in the reasonable business judgment of the disclosing Party contains competitively sensitive information. The Commencing Party will reimburse the other Party for reasonable fees and expenses incurred at the request of the Commencing Party under this Section 6. The Commencing Party will indemnify the other Party against any claims made against the other Party, to the extent resulting from the other Party complying with this Section 6.

6.5.
Except as provided in this Section 6 or upon the prior written authorization of NIKE, Licensee will not take any action to prevent infringements, imitations or illegal uses of the Licensed Mark by Persons that are not Affiliates of Licensee.

7.	TERM AND TERMINATION.

7.1.
This Agreement will take effect on the Agreement Effective Date, and, unless terminated as set forth below, will be perpetual in duration; provided, however, that with respect to Licensee’s right to sell Shower Sandals bearing the Licensed Mark, the term of such license will be limited to the Sandals Term unless this Agreement is earlier terminated as set forth below.

7.2.
Licensee may terminate this Agreement without liability by written notice (a) effective immediately, in the event NIKE is in material breach of this Agreement, which breach is incapable of cure or though capable of cure, remains uncured for sixty (60) days after written notice describing in reasonable detail the nature of such material breach, or (b) upon thirty (30) days’ prior written notice to NIKE for any reason or no reason.

7.3.
Except as provided in Exhibit E, NIKE may terminate this Agreement without liability, by written notice effective immediately, in the event Licensee is in material breach of Sections 2, 4 or 5 of this Agreement and such material breach remains uncured for sixty (60) days after Licensee’s receipt of written notice from NIKE describing in reasonable detail the nature of such material breach.

7.4.
Upon termination of this Agreement for any reason, the provisions of Sections 1, 4.2, 4.3, 4.4, 7.4, 7.5, 7.6, 7.7, 8.3, 9, 10, 11, the last sentence of Section 6.4 and any other clause that by its nature extends beyond the Term, will survive and continue in force.

7.5.
Upon termination of this Agreement, Licensee will discontinue any and all use of the Licensed Mark and will sell, destroy or otherwise dispose of any remaining Licensed Products: (a) immediately, if this Agreement is terminated pursuant to Section 7.3; or (b) within ninety (90) days of the date of termination, if this Agreement is terminated pursuant to Section 7.2. Upon the termination of this Agreement by NIKE, NIKE will have no responsibility to Licensee for any liability or expense incurred by Licensee in connection with the termination hereof, including liability under any agreements for the lease or purchase of warehouses, showrooms, concept stores or factories.

7.6.
Without limiting the applicability of Section 7.5 above, upon the earlier of the expiration of the Sandals Term or the termination of this Agreement, Licensee will discontinue any and all use of the Licensed Mark in connection with Shower Sandals and will sell, destroy or otherwise dispose of any remaining Shower Sandals bearing the Licensed Mark: (a) immediately, if this Agreement is terminated pursuant to Section 7.3; or (b) within ninety (90) days after (i) the date of termination, if this Agreement is terminated pursuant to Section 7.2, or (ii) the expiration of the Sandals Term.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

7.7.
Notwithstanding the termination of this Agreement, each Party will have, and specifically reserves, all rights and remedies it may have at law or in equity with regard to any violation of any term of this Agreement.

8.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

8.1.
NIKE represents and warrants to Licensee that: (a) it and/or its Affiliates are the sole and exclusive owners of all right, title and interest in and to the Licensed Mark in the Core Jurisdictions, and (b) it has the valid right to license the Licensed Mark for purposes of this Agreement.

8.2.	Each Party represents and warrants to the other Party that:

(a)
It is validly organized and existing, and in good standing under, the laws of its jurisdiction of formation, and that it has full and unrestricted power and authority to enter into, and to perform its obligations under, this Agreement.

(b)
The execution, delivery and performance of its obligations under this Agreement will not violate any agreements or obligations it may have to any other Person or result in any breach or violation of any applicable law by which it or any of its assets is bound.

(c)
This Agreement has been duly and validly executed and delivered by it and is binding upon and is enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

8.3.	Licensee will provide consumers with a warranty on the Licensed Products which is at least equivalent to the warranty which Licensee provides on similar products not bearing the Licensed Mark.

8.4.
To the extent any Affiliate of NIKE owns any right, title and interest in and to the Licensed Mark, NIKE will: (a) cause any such Affiliate to comply with the terms of this Agreement, including with respect to the granting of rights in the Licensed Mark to Licensee, (b) not permit any such Affiliate at any time during or after the Term to contest or challenge any provision of this Agreement, and (c) take all necessary action to ensure that any NIKE Change of Control that results in such Affiliate becoming a Person unaffiliated with NIKE will not affect, reduce, or result in any diminution of, Licensee’s rights hereunder.

8.5.
NIKE will not abandon the Licensed Mark in any Core Jurisdiction without first obtaining the prior written consent of Licensee, which consent will not be unreasonably withheld or delayed; provided, however, that NIKE’s foregoing obligation will not apply unless Licensee: (a) uses the Licensed Mark in such Core Jurisdiction as may be required by such Core Jurisdiction’s laws relating to trademark rights; and (b) upon NIKE’s request, cooperates with NIKE in preparing and filing renewals, statements of use, and other certificates and/or documents as required by the trademark offices in Core Jurisdictions. NIKE will not expressly abandon trademark registrations or applications for the Licensed Mark in any jurisdiction in which the Licensed Mark is, as of the Agreement Effective Date, registered, or in which an application for such Licensed Mark has been, as of the Effective Date, filed, without first obtaining the prior written consent of Licensee, which consent will not be unreasonably withheld or delayed.

9.	INDEMNIFICATION.

9.1.
NIKE will indemnify, defend and hold harmless Licensee, its Affiliates and agents from and against all Claims asserted by any Person alleging that Licensee’s or any of its sublicensees’ respective use of the Licensed Mark in a Core Jurisdiction or Distribution Jurisdiction in accordance with this Agreement violates, dilutes,

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

misappropriates or infringes such Person’s intellectual property or other proprietary rights; and NIKE will pay any fees, costs or damages finally awarded against Licensee attributable to that Claim, but only if Licensee complies with Section 9.3 below. This Section 9.1 will not apply to, and NIKE will not have any liability for, any Claim to the extent such Claim arises from or in connection with any act or omission of Licensee or its Affiliates in violation of this Agreement.

9.2.
Licensee will indemnify, defend and hold harmless NIKE, its Affiliates and agents from and against all Claims asserted by any Person alleging any of the following, except to the extent such Claim is subject to indemnification by NIKE pursuant to Section 9.1 above: (a) the Licensed Products or any related goods or services infringe or misappropriate any intellectual property rights of such Person; (b) the Licensed Products are defective; or (c) Licensee, its Affiliates or their respective sublicensees were grossly negligent, breached any representations, warranty or covenant in this Agreement, engaged in intentional misconduct, or violated any applicable law; but only if NIKE complies with Section 9.3 below. This Section 9.2 will not apply to, and Licensee will not have any liability for, any Claim to the extent such Claim arises from or in connection with any act or omission of NIKE or its Affiliates in violation of this Agreement.

9.3.
A Party (the “Indemnitor”) will be obligated to indemnify the other Party (the “Indemnitee”) under this Section 9 only if the Indemnitee: (a) promptly notifies the Indemnitor in writing of that Claim (except that the Indemnitee’s delay in notifying the Indemnitor of a Claim will not excuse the Indemnitor from its indemnity obligations except to the extent the Indemnitor is prejudiced by the delay); (b) cooperates fully with the Indemnitor with respect to that Claim including providing information and assistance as the Indemnitor may request for the defense or settlement of that Claim provided, however, that in no event will the Indemnitee be required to provide or make available records, files or other information that in the reasonable business judgment of the Indemnitee contains competitively sensitive information; and (c) grants the Indemnitor the sole and exclusive right and authority to defend, prosecute, negotiate, compromise and otherwise handle the Claim, except that the Indemnitee will be entitled to participate in the defense of any Claim and to employ separate counsel for such purposes, at its own expense. No compromise or settlement of any action, claim or proceeding may be made by an Indemnitor unless full releases as to the subject matter are obtained for the Indemnitee.

10.	CONFIDENTIALITY; PUBLICITY.

10.1.
The Party receiving Confidential Information (“Recipient”) of the other Party (“Discloser”) will, and will cause its Representatives to, maintain in strict confidence and not disclose to any third party (except Recipient’s Representatives who have a “need to know”, have been advised of the confidential and proprietary nature of the Confidential Information, and are bound by non-use and confidentiality obligations that are at least as restrictive as those described in this Section 10) the Confidential Information of Discloser, except: (a) as may be required by any applicable law, in which case Recipient will, if permissible, promptly notify Discloser of any such requirement and Discloser or its Affiliates will be permitted to seek confidential treatment for such information, and Recipient will cooperate with Discloser in connection therewith; or (b) for such Confidential Information that (i) was, is or becomes generally available to the public other than as a result of a disclosure by Recipient or its Representatives in violation of this Section 10.1, (ii) is or becomes available to Recipient or its Affiliates on a non-confidential basis from a source other than Discloser or its representatives, provided that such source is not known to Recipient or its Affiliates at the time of disclosure to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Discloser or any other party with respect to such information, or (iii) Recipient independently developed without reference to the Confidential Information. Recipient will be liable for any use or disclosure of Confidential Information by its Representatives that is not permitted pursuant to this Section 10.1.

10.2.
With respect to any Confidential Information, Recipient: (a) will use at least the same degree of care in safeguarding Discloser’s Confidential Information as Recipient uses to safeguard its own Confidential Information, but in no event less than reasonable care; and (b) upon the discovery of any inadvertent disclosure or unauthorized use of Discloser’s Confidential Information, or upon obtaining notice of any inadvertent disclosure or unauthorized use of Discloser’s Confidential Information, will take or cause to be taken all actions necessary or reasonably requested

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

by Discloser to prevent any further inadvertent disclosure or unauthorized use, and Discloser will be entitled to pursue any other remedy at law or in equity which may be available to it (including specific performance).

10.3.
Notwithstanding anything herein to the contrary, any Party to this Agreement (and its Representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure.

10.4.	Recipient will not use Discloser’s Confidential Information for any purpose other than to perform its obligations under the Trademark Agreements.

10.5.
Upon Discloser’s written request, Recipient will either: (a) return to Discloser all copies of Confidential Documents and any other tangible material embodying or containing Confidential Information, including Confidential Information in its Representatives’ possession; or (b) destroy every copy of Confidential Documents and any other tangible material embodying or containing Confidential Information, including all Confidential Information in its Representatives’ possession, and deliver to Discloser within five (5) days a written statement verifying such destruction.

10.6.
Except as specifically provided in the Trademark Agreements or in any other agreement pursuant to the transactions contemplated by the Purchase Agreements, Licensee will not (a) unless otherwise permitted in writing, use NIKE’s name or any NIKE trademark, service mark, logo or copyright protected work (whether or not registered), other than the Licensed Mark (and then only in accordance with the terms of this Agreement) in any of Licensee’s Advertising Materials; (b) identify NIKE on Licensee’s website or in any metatags or key words for such website, except as necessary to identify Licensee as no longer affiliated with NIKE; provided that NIKE has given its prior consent to such use in writing; or (c) include a hyperlink from any website maintained by Licensee to any NIKE website. Except as specifically provided in the Trademark Agreements or in any other agreement pursuant to the transactions contemplated by the Purchase Agreements, neither Party will make any public announcement regarding (i) such Party’s association with the other Party or (ii) the existence of this Agreement, without the prior written consent of the other Party.

11.	MISCELLANEOUS.

11.1.
Entire Agreement. This Agreement is the entire agreement between the Parties concerning its subject matter, and supersedes all prior and contemporaneous oral and written agreements, commitments, and understandings concerning its subject matter.

11.2.
Assignment. Licensee may not assign this Agreement, or any of Licensee’s rights or obligations under this Agreement, without the prior written consent of NIKE, which will not be unreasonably withheld; provided, however, that Licensee may, without the prior written consent of NIKE, (a) pledge, charge or assign this Agreement or grant a security interest in respect of Licensee’s right, title or interest therein to any Creditor for collateral security purposes only, or (b) assign this Agreement to any Person in connection with a Licensee Change of Control; provided, further, however, that such Licensee Change of Control will not release Licensee from any of its obligations under this Agreement unless the assignee agrees in writing to be bound by this Agreement in full. Notwithstanding any of the foregoing in this Section 11.2, Licensee may not assign this Agreement or any of Licensee’s rights or obligations under this Agreement, to a NIKE Competitor, other than in connection with a Licensee Change of Control. Except as specifically set forth in Section 4.3(c), the Parties acknowledge and agree that, upon an assignment of this Agreement to a NIKE Competitor pursuant to this Section 11.2, such assignee will enjoy all the rights and undertake all the duties and obligations of Licensee hereunder and will no longer be considered a NIKE Competitor for the purposes of this Agreement. Any assignment of this Agreement by Licensee in violation of the foregoing, without NIKE’s consent, will be void. NIKE may assign its rights and delegate its duties (but not its indemnity obligations without Licensee's consent, not to be unreasonably withheld) under this Agreement to any third party at any time upon written notice to Licensee.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

11.3.	Modification. This Agreement may be modified only by a written instrument signed by an authorized representative of each Party, which makes reference to the specific section it purports to amend.

11.4.
Waiver. A Party’s delay or failure to enforce or insist on strict compliance with any provision of this Agreement will not constitute a waiver or otherwise modify this Agreement. A Party’s waiver of any right granted under this Agreement on one occasion will not (a) waive any other right; (b) constitute a continuing waiver; or (c) waive that right on any other occasion.

11.5.
Notices. All notices and other communications hereunder will be in writing, will be effective when received, and will in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial hand-delivery service, (b) two (2) Business Days after the Business Day of deposit with Federal Express or similar overnight courier for next day delivery, if delivered by such means, or (c) one (1) Business Day after delivery by facsimile transmission with copy by Federal Express or similar overnight courier, if sent via facsimile plus courier copy (with acknowledgment of complete transmission), to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

If to NIKE, to:	NIKE, Inc. Attention: Margo Fowler One Bowerman Drive Beaverton, Oregon 97005-6453 USA Facsimile: +1-503-646-6926

With a copy to:	NIKE, Inc. Attention: General Counsel One Bowerman Drive, DF-4 Beaverton, Oregon 97005-6453 USA Facsimile: +1-503-646-6926

If to Licensee to:	Nike Bauer Hockey Corp.
905, chemin de la Riviere du Nord
St-Jerome, Quebec, Canada J7Y 5G2
Attention: Tasia Beros – Director, Legal Affairs
Facsimile: +1-450-436-6529

With a copy to:	c/o Kohlberg & Company 111 Radio Circle Mt. Kisco, New York 10549 USA Attention: Christopher W. Anderson Facsimile: +1-914-241-7476

And a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064 USA
Attention: Angelo Bonvino
Facsimile: +1-212-492-0570

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

If to Buyer (solely for the purposes of Section 3), to:
c/o Kohlberg & Company
111 Radio Circle
Mt. Kisco, New York 10549 USA
Attention: Christopher W. Anderson
Facsimile: +1-914-241-7476

With a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064 USA
Attention: Angelo Bonvino
Facsimile: +1-212-492-0570

11.6.
Severability. In the event that any part or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such part or provision will be deemed severable from this Agreement and the validity of the remaining parts or provisions will not be affected by such holding.

11.7.
Injunctive Relief. In the event of Licensee’s breach of any of the provisions of Section 2, 3, 4, 5 or 10 of this Agreement, NIKE will be entitled to an injunction or other equitable relief, without the necessity of posting a bond, in addition to any other remedies to which it may be entitled under this Agreement or applicable law.

11.8.
Governing Law; Jurisdiction. This Agreement will be interpreted under, and any disputes arising out of this Agreement will be governed by, the laws of the State of Oregon, USA, without reference to its conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the interpretation or enforcement of this Agreement. Licensee irrevocably consents to the jurisdiction of the state and federal courts located in the State of Oregon, USA, in connection with all actions arising out of or in connection with this Agreement, and waives any objections that such venue is an inconvenient forum. Licensee further agrees that it will not initiate any action against NIKE in any other jurisdiction. Licensee agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction (including the appropriate courts of the jurisdiction in which Licensee is resident or in which any property or an office of Licensee is located) by suit on the judgment or in any other manner provided by law.

11.9.	Attorneys’ Fees. The prevailing Party in any litigation under this Agreement will be entitled to recover attorneys’ fees and costs.

11.10.
Status. Nothing in this Agreement creates a joint venture or partnership, establishes a relationship of principal and agent, establishes a relationship of employer and employee, or establishes any other relationship of a similar nature between the Parties. Neither Party will represent the other Party in any capacity, bind the other Party to any contract, or create or assume any obligation on behalf of the other Party for any purpose whatsoever, except as expressly authorized by this Agreement.

11.11.
Interpretation. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. The words “includes” and “including” are not limited in any way and mean “includes or including without limitation.” The term “and/or” means each and all of the Persons, words, provisions or items connected by that term; i.e., it has a joint and several meaning. The word “will” is a synonym for the word “shall.” All Recitals and Exhibits attached to or referenced in this Agreement are a part of and are incorporated in this Agreement. Both Parties have had the opportunity to have this Agreement reviewed by their attorneys. Therefore, no rule of construction or interpretation that disfavors the Party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Agreement Effective Date. Each individual whose name appears below warrants that he or she is authorized to sign this Agreement on behalf of the Party he or she represents.

NIKE:	LICENSEE:
NIKE, Inc.	NIKE Bauer Hockey Corp.
By: /s/ John F. Coburn III	By: /s/ John F. Coburn III
Name: John F. Coburn III	Name: John F. Coburn III
Title: Secretary	Title: Secretary
Date: April 16, 2008	Date: April 16, 2008

BUYER (Solely for the purposes of Section 3):
NIKE International Limited	KBAU HOLDINGS US, INC.
By: /s/ John F. Coburn III	By: /s/ Christopher W. Anderson
Name: John F. Coburn III	Name: Christopher W. Anderson
Title: Assistant Secretary	Title: President
Date: April 16, 2008	Date: April 16, 2008

KBAU ACQUISITION CANADA, INC.
By: /s/ Christopher W. Anderson
Name: Christopher W. Anderson
Title: President
Date: April 16, 2008

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.

Exhibit 10.4

Exhibit A
Hockey and Skating Indicia
This Exhibit is attached to and forms a part of that certain Trademark License Agreement (“Agreement”) dated April __, 2008, among NIKE, Inc., NIKE International Limited, NIKE Bauer Hockey Corp., and, solely for the purposes of Section 3 of the Agreement, KBAU Holdings US, Inc. and KBAU Acquisition Canada, Inc. All capitalized terms not defined in this Exhibit will have the meanings assigned to them in the Agreement.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
EXHIBIT A

Exhibit 10.4

Exhibit B
NIKE Competitors
This Exhibit is attached to and forms a part of that certain Trademark License Agreement (“Agreement”) dated April __, 2008, among NIKE, Inc., NIKE International Limited, NIKE Bauer Hockey Corp., and, solely for the purposes of Section 3 of the Agreement, KBAU Holdings US, Inc. and KBAU Acquisition Canada, Inc. All capitalized terms not defined in this Exhibit will have the meanings assigned to them in the Agreement.

1.	Adidas

2.	Asics

3.	Avia

4.	Non-Payless Champion / C9

5.	Columbia Athletic Footwear

6.	DKNY

7.	FILA

8.	Pacific Trail

9.	Underarmour

10.	New Balance

11.	Oakley

12.	Polo Sport

13.	Puma

14.	Ralph Lauren

15.	Reebok

16.	Russell

17.	Tommy Hilfiger

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
EXHIBIT B

Exhibit 10.4

Exhibit C
Shower Sandals
This Exhibit is attached to and forms a part of that certain Trademark License Agreement (“Agreement”) dated April __, 2008, among NIKE, Inc., NIKE International Limited, NIKE Bauer Hockey Corp., and, solely for the purposes of Section 3 of the Agreement, KBAU Holdings US, Inc. and KBAU Acquisition Canada, Inc. All capitalized terms not defined in this Exhibit will have the meanings assigned to them in the Agreement.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
EXHIBIT C

Exhibit 10.4

Exhibit D
Buyer’s Current Business Relationships
This Exhibit is attached to and forms a part of that certain Trademark License Agreement (“Agreement”) dated April __, 2008, among NIKE, Inc., NIKE International Limited, NIKE Bauer Hockey Corp., and, solely for the purposes of Section 3 of the Agreement, KBAU Holdings US, Inc. and KBAU Acquisition Canada, Inc. All capitalized terms not defined in this Exhibit will have the meanings assigned to them in the Agreement.
None.

TRADEMARK LICENSE AGREEMENT (VAPOR®)
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
EXHIBIT D

Exhibit 10.4

Exhibit E
Advertising Materials
This Exhibit is attached to and forms a part of that certain Trademark License Agreement (“Agreement”) dated April __, 2008, among NIKE, Inc., NIKE International Limited, NIKE Bauer Hockey Corp., and, solely for the purposes of Section 3 of the Agreement, KBAU Holdings US, Inc. and KBAU Acquisition Canada, Inc. All capitalized terms not defined in this Exhibit will have the meanings assigned to them in the Agreement.
The following terms and conditions will apply in the event of Licensee’s assignment of this Agreement to a NIKE Competitor pursuant to Section 11.2 of the Agreement. For the purposes of this Exhibit E, such assignee will be the “Assignee.”
Advertising Materials for Licensed Products directed primarily to the trade (as opposed to consumers), including trade catalogs, may display both the Assignee’s marks and the Licensed Mark.
Advertising Materials for Licensed Products directed primarily to consumers, including direct-to-consumer catalogs or mailings, may not display both the Assignee’s marks and the Licensed Mark.
Assignee’s websites may not display Assignee’s marks on the same web page as the Licensed Mark; provided, however, it will not constitute a breach of this Exhibit if a user can navigate to a web page displaying the Licensed Mark from a web page displaying Assignee’s mark.
Nothing in this Exhibit E will prohibit any Representative of Assignee from referencing both the Licensed Mark and Assignee’s marks in any factual statement, whether oral or written, including securities filings and press releases.
Any breach of this Exhibit E, of which Assignee receives notice, that can be cured timely and completely (e.g., by completely and absolutely removing an instance of the Licensed Mark from Assignee’s webpage displaying Assignee’s marks) (a “Curable Breach”) will not immediately entitle NIKE to receive liquidated damages or a termination right, and will be subject to a cure period of limited duration to be mutually agreed upon between NIKE and Assignee (not to exceed 30 days); provided, however, that more than six Curable Breaches in a 12-month period will entitle NIKE to claim liquidated damages, as described in the next paragraph.
In the event of (1) the occurrence of any breach of this Exhibit E, of which Assignee receives notice, which cannot be cured timely and completely (a “Non-Curable Breach”); or (2) the occurrence of more than six Curable Breaches in a 12-month period, NIKE will be entitled to claim liquidated damages as follows: (A) liquidated damages for the first Non-Curable Breach at any time, or the seventh Curable Breach in a 12-month period, will be $10,000; (B) liquidated damages for the second Non-Curable Breach at any time (no matter the length of time that has passed since the last Non-Curable Breach, provided Assignee is the same Person as the Assignee under the first Non-Curable Breach giving rise to liquidated damages, or an Affiliate of such Person), or the eighth Curable Breach in a 12-month period will be $25,000; (C) the third, fourth and fifth Non-Curable Breaches at any time (subject to the same condition in the foregoing sentence), or the ninth, tenth and eleventh Curable Breaches in a 12-month period, will result in liquidated damages of $50,000, $75,000 and $100,000, respectively. Any subsequent Non-Curable Breach, or any subsequent Curable Breach in the same 12-month period, will subject Assignee to liquidated damages of $100,000 for each breach. More than six Non-Curable Breaches will give NIKE the right to terminate this Agreement pursuant to Section 7.3 of the Agreement.

TRADEMARK LICENSE AGREEMENT(VAPOR® )
NIKE, INC., NIKE INTERNATIONAL LIMITED, AND
NIKE BAUER HOCKEY CORP.
EXHIBIT E